                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                               WFS FINANCIAL INC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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

                             WFS FINANCIAL INC LOGO

                                23 PASTEUR ROAD
                            IRVINE, CALIFORNIA 92618

                                                                  March 25, 1998

TO OUR SHAREHOLDERS

     You are cordially invited to attend the Annual Meeting of Shareholders of WFS Financial Inc (the "Company") to be held at 10:00 a.m. on April 29, 1998, at the Corporate Headquarters in Irvine, California. The Board of Directors and management hope that you will be able to attend the Annual Meeting in person.

     At the Annual Meeting, holders of the Company's Common Stock will be asked to vote (i) for the election of Directors, (ii) to ratify the appointment of Ernst & Young as the independent accountants for the Company for fiscal 1998 and
(iii) to approve the adoption of the Amended and Restated 1996 Stock Option Plan. A formal Notice of Annual Meeting of Shareholders, WFS' 1997 Annual Report, the Company's Proxy Statement and a proxy card for the Annual Meeting accompany this letter.

     To assure that your shares will be represented, we ask that you read the enclosed materials and complete, sign, date and return the proxy card as soon as possible. Your vote, regardless of the number of shares you own, is important.

     We urge you to indicate your approval by voting FOR the matters indicated in the Notice and ask that you vote promptly. If you attend the Annual Meeting, you may vote in person if you desire, even if you have previously mailed your proxy card.

     On behalf of the Board of Directors, we thank you for your cooperation and continuing support.

                                          Sincerely,

                                          Ernest S. Rady
                                          Chairman of the Board

                             WFS FINANCIAL INC LOGO

                                23 PASTEUR ROAD
                            IRVINE, CALIFORNIA 92618

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON APRIL 29, 1998

To the Shareholders of WFS Financial Inc:

     The Annual Meeting of Shareholders of WFS Financial Inc, a California corporation ("the Company"), will be held at the Corporate Headquarters, 23 Pasteur Road, Irvine, California, on Wednesday, April 29, 1998, at 10:00 a.m., for the following purposes:

     1. To elect three Directors for terms expiring in 2000.

     2. To ratify the appointment of Ernst & Young as the independent accountants for the Company for fiscal 1998.

     3. To approve the adoption of the Amended and Restated WFS 1996 Stock Option Plan.

     4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has selected March 10, 1998, as the record date (the "Record Date") for the Annual Meeting. Those holders of record of the Company's Common Stock at the close of business on that date are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

     All shareholders are requested to complete, date and sign the enclosed proxy card promptly and return it in the accompanying postage prepaid self-addressed envelope, whether or not they expect to attend the Annual Meeting, in order to assure that their shares will be represented.

     Since mail delays occur, it is important that the proxy card be mailed well in advance of the Annual Meeting. Any shareholder giving a proxy has the right to revoke it at any time before it is voted. If you receive more than one proxy card because your shares are registered in different names or at different addresses, each proxy card should be signed and returned to ensure that all your shares will be properly voted.

                                          By Order of the Board of Directors

                                          Harriet Burns Feller
                                          Secretary

                                   IMPORTANT

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

     FOR BANKS, BROKERAGE HOUSES AND NOMINEE HOLDERS, REQUESTS FOR ADDITIONAL COPIES OF THE COMPANY'S PROXY MATERIALS SHOULD BE ADDRESSED TO HARRIET BURNS FELLER, ESQ., WESTCORP, 23 PASTEUR ROAD, IRVINE, CALIFORNIA 92618.

                             WFS FINANCIAL INC LOGO

                                23 PASTEUR ROAD
                            IRVINE, CALIFORNIA 92618

                                PROXY STATEMENT

   APPROXIMATE DATE PROXY MATERIAL FIRST SENT TO SHAREHOLDERS: MARCH 30, 1998

     This Proxy Statement constitutes the Proxy Statement of WFS Financial Inc, a California corporation, (the "Company" or "WFS"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders of the Company to be held on April 29, 1998, and any adjournments thereof (the "Meeting").

MEETING DATE AND LOCATION

     The Meeting to consider the business described below will be held on April 29, 1998, at 10:00 a.m., at the Corporate Headquarters, 23 Pasteur Road, Irvine, California 92618.

PURPOSES

     At the Meeting, the shareholders will consider and vote on approval of proposals to (i) elect Class II Directors of the Company to serve until 2000,
(ii) ratify the appointment of the Company's independent public accountants for fiscal 1998, and (iii) to approve the adoption of the WFS Amended and Restated 1996 Stock Option Plan.

RECORD DATE; SHAREHOLDERS ENTITLED TO VOTE

     The close of business on March 10, 1998, is the Record Date (the "Record Date") for determination of the shareholders of the Company entitled to notice of and to vote at the Meeting. On that date there were approximately 25,708,611 shares of the Company's Common Stock, no par value ("Common Stock"), outstanding and no shares of any other class of stock outstanding.

VOTE REQUIRED

     Each share of the Common Stock outstanding on the Record Date will be entitled to one vote with respect to approval of the various proposals submitted to the shareholders. Ratification of the Company's selection of its independent accountants is not required to be submitted for shareholder approval and although shareholder approval is not binding, the Board of Directors has elected to seek ratification by the affirmative vote of a majority of the shares of Common Stock represented and voting at the Meeting.

MARKET VALUE OF STOCK

     As of Tuesday, March 10, 1998, WFS Financial Inc Common Stock had a market price of $12.625 per share. The Common Stock of WFS Financial Inc is traded on NASDAQ.

                     SOLICITATION AND REVOCATION OF PROXIES

     A form of proxy is being furnished herewith by the Company to each shareholder, and, in each case, is solicited on behalf of the Board of Directors of the Company for use at the Meeting for the purposes stated in the Notice of Annual Meeting of Shareholders preceding this Proxy Statement. The entire cost of soliciting these proxies will be borne by the Company.

     Proxies duly executed and returned by shareholders and received by the Company before the Meeting will be voted FOR the election of Class II Directors specified herein; FOR the approval of the adoption of the Amended and Restated WFS 1996 Stock Option Plan and FOR the ratification of the selection of Ernst & Young as the Company's independent accountants for fiscal 1998, unless a contrary choice is specified in the proxy. Where a specification is indicated as provided on the proxy card, the shares represented by the proxy will be voted and cast in accordance with the specification made. As to other matters, if any, to be voted upon, the person designated as proxy will take such actions as he, in his discretion, may deem advisable. The persons named as proxy and alternate were selected by the Board of Directors of the Company. They are Officers and Directors of the Company.

     Your execution of the enclosed proxy will not affect your right as a shareholder to attend the Meeting and to vote in person. Any shareholder giving a proxy has a right to revoke it at any time by either (a) a later dated proxy,
(b) a written revocation sent to and received by the Secretary of the Company prior to the Meeting, or (c) attendance at the Meeting and voting in person.

                               VOTING SECURITIES

     The Company has outstanding Common Stock, of which approximately 25,708,611 shares were outstanding as of the Record Date. Only shareholders of record on the books of the Company at the close of business on the Record Date will be entitled to vote at the Meeting. Each share of the Common Stock is entitled to one vote.

            AMENDED AND RESTATED WFS 1996 STOCK OPTION PLAN PROPOSAL

     The following discussion summarizes certain aspects of the proposed Amended and Restated WFS 1996 Stock Option Plan (the "Amended WFS Plan").

GENERAL

     The Amended WFS Plan was preliminarily reviewed and approved for placement as an agenda item for the 1998 Annual Shareholders Meeting at a regular meeting of the WFS Board of Directors held on January 28, 1998. The Board unanimously approved and adopted the Amended WFS Plan at a meeting duly held on October 28, 1997. The Board of Directors believes that the best interests of the Company and its shareholders will be served by the adoption of the Amended WFS Plan in that it will enhance the ability of the Company and its subsidiaries to attract qualified employees and Directors upon whose judgment, initiative and efforts the Company is largely dependent for the successful conduct of its businesses. It is anticipated that the acquisition of proprietary interests in the Company will provide Optionees with a further incentive for continuing employment with the Company and increasing their efforts on its behalf.

TERMS OF THE PLAN

     It is proposed that the Company make effective the Amended WFS Plan immediately upon its adoption by shareholders subject only to necessary regulatory filings. The proposed Amended WFS Plan will provide an additional 550,000 shares increasing the total to 1,100,000 shares of WFS Common Stock subject to option grants during the life of the Plan. The expiration date of the Amended WFS Plan will be in June, 2006. In 1997 a total of 317,500 options to purchase shares available under the Amended WFS Plan were granted, with vesting subject to shareholder approval.

     The Amended WFS Plan will provide "incentive stock options" as defined by Internal Revenue Code Section 422 to eligible employees of the Company. Options may be granted under the Amended WFS Plan to Directors who are not also employees of the Company but they are not "incentive stock options," but rather "non-qualified options." These "non-qualified options" may be granted to employees as well. This feature of the Amended WFS Plan gives the Company maximum flexibility to deal with individual circumstances, where, for a number of reasons, an employee may prefer to be granted "non-qualified options."

  TERMINATION OF OPTIONS

     The Amended WFS Plan provides the following termination provisions relative to options. Options which remain unexercised under the Plan terminate on the date fixed for termination. If prior to the termination date, an Optionee ceases employment with WFS for any reason, the Options previously granted to that Optionee terminate. However, there are certain exceptions. In the event employment is terminated for any reason other than for violation of duty, the Optionee may, at any time within a period of three (3) months after ceasing to be employed with WFS, exercise the option to the extent that option was exercisable on the date of employment termination. There are various other provisions relating to termination of options granted under the Amended WFS Plan relative to death and disability. These provisions allow for exercise of vested options for a period up to one year after death or disability.

  10% SHAREHOLDERS

     The Amended WFS Plan provides that incentive stock options that are granted to employees who are holders of 10% or more of the shares of the Company may only be granted for up to five (5) years from the date of grant and the exercise price for such options must be at least 110% of the fair market value of a share of the Company on the date of grant, as required by the Internal Revenue Code.

  ACCELERATION OF EXERCISE UNDER SPECIAL CIRCUMSTANCES

     The Amended WFS Plan provides the Compensation Committee of the Board of Directors the authority, upon the occurrence of special circumstances, to accelerate the exercisability of the options under the Amended WFS Plan. The Amended WFS Plan also contains a provision that entitles an option holder to purchase, in whole or in part, the full number of shares under the option in the event of an acquisition of more than 50% of the issued and outstanding shares of the Company or other substantial sale of assets or change of control of the Company.

                             ELECTION OF DIRECTORS

     At the Annual Meeting, three nominees, Bernard E. Fipp, Stanley E. Foster and Duane A. Nelles are nominated for election as Class II Directors, each Director to serve until 2000 and until his or her successor is elected and qualified. Nominees Fipp and Nelles have been Directors since 1995; on March 10, 1998, Mr. Foster was elected a Director to fill a vacancy and has been a Director of Western Financial Bank (the "Bank") since 1992 and of Westcorp since 1978. The person named as proxy, and his alternate, in the accompanying proxy have advised the Company of their intention to vote shares covered by proxies received in favor of the election of the nominees named above, each of whom have consented to be named and have indicated their intent to serve if elected. If any nominee becomes unavailable for any reason, the proxy or his alternate in his or her discretion will vote for substitute nominees of the Board, unless otherwise instructed.

     The following information is submitted concerning the Directors of the Company, including nominees for election, Bernard E. Fipp, Stanley E. Foster and Duane A. Nelles.

                                        DIRECTOR
       NAME OF DIRECTOR          AGE     SINCE                  POSITION
-------------------------------  ---    --------    ---------------------------------
Ernest S. Rady*                  60       1995      Chairman of the Board, Director
Howard C. Reese*                 66       1995      Vice Chairman, Director
Joy Schaefer*                    38       1995      Vice Chairman, Director,
                                                    President, Chief Executive
                                                    Officer
James R. Dowlan*                 60       1995      Vice Chairman, Director, Senior
                                                    Executive Vice President
Andrey R. Kosovych*              48       1997      Director
Bernard E. Fipp**                57       1995      Director
Duane A. Nelles**                54       1995      Director
Stanley E. Foster**              70       1998      Director

---------------

 * Class I Director, to serve until 1999.

** Class II Director, nominee for term expiring in 2000.

     The following information is submitted concerning each of the Directors:

     ERNEST S. RADY is Chairman of the Board of WFS Financial. He has also served as Chairman of the Board of the Bank since 1992; as a Director since 1982; and as President and Chief Executive Officer from June, 1994 to January, 1996. He also served as Chairman of the Board of Western Thrift and Loan Association, a predecessor of the Bank, from 1972. He is also Chairman of the Board, President and CEO of Westcorp, the parent company of the Bank. Mr. Rady is a principal shareholder, manager and consultant to a group of companies engaged in real estate management and development; property and casualty insurance; oil and gas exploration and development; and distributing.

     HOWARD C. REESE, a Director, joined WFS in 1987 as President and Chief Executive Officer of Westcorp Financial Services, Inc. (now WFS Financial Inc). He retired as President and CEO in 1996, and is employed by WFS in a consulting capacity. He began his career in consumer finance with Household Finance Corporation in 1953 where he managed several branch offices in Southern California. In 1963, he joined Fireside Thrift Company as a manager. He progressed through the ranks as Supervisor, Assistant Vice President and Regional Director, and ultimately to Operations Vice President in charge of 73 branch offices within the State of California.

     JOY SCHAEFER is President, Chief Executive Officer, Chief Operating Officer and Vice Chairman of the Board of Directors of WFS Financial. She served first as Senior Vice President, Chief Financial Officer and Treasurer of the Bank since March, 1992, and was elected Executive Vice President in January, 1994 and Senior Executive Vice President and Chief Operating Officer in December, 1994. She was elected President of WFS Financial in February, 1996 and Chief Executive Officer in December, 1997. Ms. Schaefer joined the Bank on January 1, 1990, as Assistant Vice President and Assistant Treasurer. Prior to her association with the Bank, she was an Audit Manager in the financial institutions group for Ernst & Whinney in the Long Beach, California and Springfield, Illinois offices. Ms. Schaefer also held various positions with Liberty National Bank in Oklahoma City, Oklahoma from 1985 to 1988.

     JAMES R. DOWLAN has served as Vice Chairman and Senior Executive Vice President of WFS from 1995. He started as Senior Vice President of the Bank from 1984 and then as Executive Vice President of the Bank from 1989 until the Auto Finance Division of the Bank was combined into WFS in 1995. He is Chairman of the Board of Western Financial Insurance Agency, Inc., and President of Westhrift Life Insurance Company, subsidiaries of the Bank; and President and CEO of WFS Financial Auto Loans, Inc., and WFS Financial Auto Loans 2, Inc., subsidiaries of WFS. Prior to his association with the Bank, Mr. Dowlan was Vice President, Loan Administration of Union Bank where he held several positions since 1973, the last position being Vice President. He served for several years on the National Advisory Board, American Bankers Association and the Consumer Lending Committee of the California Bankers Association. He is currently a member of the Consumer Bankers Association.

     BERNARD E. FIPP has been a Director of the Company since 1995. Mr. Fipp graduated from the University of Oregon and served five years as a carrier-based naval aviator/officer and two years as a commercial pilot for United Airlines before beginning his business career. Mr. Fipp has been active in commercial real estate development, general contracting, real estate acquisition and marketing since 1976. Investments in automobile dealerships in 1988 brought him into the retail automobile industry where he acted as president of Ritchey-Fipp Chevrolet for six years and served as president of the San Diego County Chevrolet Dealer's Association and Chairman of the San Diego County New Car Dealer's Association. Mr. Fipp is president of Fipp Investments LLC, real estate acquisition and development company.

     DUANE A. NELLES has been a Director of the Company since 1995. Mr. Nelles has been in the private, personal investment business since 1987. Prior to 1987, Mr. Nelles was a partner in the international accounting firm which is now known as Coopers & Lybrand L.L.P., which he joined in 1968 after receiving his M.B.A. degree from the University of Michigan. Since 1988, Mr. Nelles has been a member of the board of directors of QUALCOMM, Inc., a world leader in digital wireless communications.

     ANDREY R. KOSOVYCH became Vice Chairman in 1997, having served as the Company's and Westcorp's investment banker since 1985. He is also a Director on the Boards of the Bank and Westcorp as

Vice Chairman. Previously, Mr. Kosovych was a Managing Director, Investment Banking, and head of the Asset Finance Group at Donaldson, Lufkin & Jenrette Securities Corporation since February, 1990. Prior to that, he founded and led the asset backed effort at Drexel Burnham Lambert Inc., having progressed from Vice President to Managing Director from 1984 to 1990; he also served as Vice President, Investment Banking, at LePercq, de Neuflize & Co. Inc. from 1983 to 1984. Mr. Kosovych began his professional career as an attorney, working at Dewey, Ballantine, Bushby, Palmer & Wood from 1974 to 1983. During his tenure as an investment banker, Mr. Kosovych managed almost $9 billion of financings for the Westcorp family of companies, including the Company's and Westcorp's initial public offerings, the Bank's subordinated debt offerings and numerous auto loan securitizations, and acted as financial advisor on a variety of strategic issues.

     STANLEY E. FOSTER was elected to the Board of WFS Financial Inc in 1998 and has been a Director of the Bank since 1992 and of Westcorp since 1978. Mr. Foster has been President and Chief Executive Officer of Foster Investment Corporation and its predecessor Ratner Corporation, an apparel manufacturing and investment company headquartered in San Diego, California, since 1954. Mr. Foster also serves as the Chairman of Hang Ten International, and is a director of Postal Annex Plus, Accucom and Hot Topic, Inc.

BOARD COMMITTEES

  AUDIT COMMITTEE

     WFS has a standing Audit Committee, consisting at present of Mr. Nelles (Chairman), Mr. Reese and Mr. Foster. The functions of the Audit Committee are to make recommendations to the Board with respect to the engagement of the independent public accountants of WFS, to review the effectiveness of WFS' system of internal controls, and to review, upon the request of management, professional services to be provided to WFS by outside auditors. WFS has contracted with its outside auditors to perform expanded audit procedures previously performed by an internal audit department. These expanded audit functions are overseen by The Director of Safety and Soundness. The Director of Rick Management reports to the Audit Committee. The Audit Committee of WFS was formed in 1995 and met four times in 1997.

  COMPENSATION COMMITTEE

     WFS has a standing Compensation Committee whose current members are Mr. Reese (Chairman), Mr. Nelles and Mr. Fipp. The Compensation Committee reviews and approves recommendations for annual salaries and other compensation of employees paid by WFS and reviews and sets the levels of compensation of senior management, as well as establishing policies applicable to, performance related to, and bases for compensation. The Compensation Committee of WFS was formed in 1995 and held three meetings in 1997.

  EXECUTIVE COMMITTEE

     WFS has a standing Executive Committee which has the powers of the Board of Directors, except as precluded by law and the bylaws of WFS. The Executive Committee is comprised of Messrs. Rady, Reese, Kosovych and Dowlan and Ms. Schaefer. The Executive Committee of WFS was formed in 1995 and met 16 times in 1997.

MEETINGS OF THE BOARD

     The Board of Directors of WFS had a total of 4 meetings during 1997. All Directors have attended at least 75% of the meetings of the Board of Directors and committees on which they serve.

COMPENSATION OF DIRECTORS

     Each Director who is not also an employee of WFS or any of its subsidiaries receives $4,500 per Board Meeting attended and $1,000 for each committee meeting, which is not held in conjunction with a Board Meeting, attended. Directors who are also employees of WFS or any of its parent or subsidiary companies are not compensated for their services as Directors.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     The following information is provided with respect to the Executive Officers of WFS who are not Directors.

                                                                               OFFICER
             NAME                             POSITION                  AGE     SINCE
             ----                             --------                  ---    -------
Lee A. Whatcott                  Executive Vice President and Chief     38      1992
                                 Financial Officer
Richard Stephan                  Executive Vice President and Chief     59      1994
                                 Information Officer
Harriet Burns Feller             Executive Vice President, Secretary    55      1991
                                 and
                                 General Counsel
Ralph Boulware                   Senior V.P.                            55      1996
Hilton Hewitt                    Senior V.P., Director of Risk          41      1997
                                 Management
Mark Olson                       Senior V.P., Controller                34      1995
J. Keith Palmer                  Senior V.P., Treasurer                 37      1995
C. William Thaxton               Senior V.P.                            50      1997
Anne FitzGerald                  V.P., Director of Human Resources      38      1995

     LEE A. WHATCOTT has served as Executive Vice President and Chief Financial Officer since 1996, after serving as Senior Vice President and Chief Financial Officer since 1995. Mr. Whatcott joined the Bank in 1988 and became Vice President, Controller in 1992. Prior to joining the Bank, he was employed by what is now known as Ernst & Young LLP, independent auditors, and an international accounting firm. Mr. Whatcott is licensed as a Certified Public Accountant in the state of California and is a member of the American Institute of Certified Public Accountants.

     RICHARD W. STEPHAN has served as Executive Vice President and Chief Information Officer of WFS since 1996 and of the Bank since 1994. He has served as the Chief Information Officer since joining the organization in 1994. Mr. Stephan has over 20 years of experience in the Information Technology field with the last 15 years in the financial institution services industry. From 1988 to 1994, Mr. Stephan was an Executive President of FiServ, a major provider of Information Services to the banking industry and he was a partner with Ernst & Whinney. At Ernst & Whinney he managed the consulting practice for the Western Region, served as the Senior Technology Partner for the firm for the banking industry and was a member of the planning committee for the firm-wide banking practice. Mr. Stephan is a member of the Chief Information Officer National Association and is a Certified Systems Professional.

     HARRIET BURNS FELLER is Executive Vice President, Secretary and General Counsel. She started as Vice President and General Counsel of the Bank in May, 1990, and was elected General Counsel and Secretary of WFS in 1991. Ms. Feller was Executive Vice President and General Counsel of Mercury Savings from 1986 to 1990, Vice President and General Counsel of Ponderosa Homes from 1981 to 1986 and Vice President, Corporate Counsel at Ticor Title Insurance, which she joined as litigation attorney in 1975. Ms. Feller served as Southern California President of American Corporate Counsel in 1990 and is a member of various professional associations. Ms. Feller is an active member of the California Bar Association and was admitted to the bar in Connecticut, where she practiced prior to 1975.

     RALPH BOULWARE is Senior Vice President of WFS Financial. He received a B.S. degree in Information Systems Management from the University of San Francisco, and an Executive M.B.A. degree from the University of California at Los Angeles. His previous experience has included First Interstate Bank and both domestic and international assignments with Electronic Data Systems (EDS). He was with ARNI from 1992-1996. Ralph joined WFS Financial in 1996 as Vice President of Operations in Information Services. In 1997, he was promoted to Senior Vice President of WFS Financial, as Director of RSC Operations. Among his areas of responsibilities at WFS Financial are corporate real estate, corporate support functions, and two regional service centers (located in Dallas, TX, and Irvine, CA) which provide back office support for auto financing.

     HILTON HEWITT is a Senior Vice President of WFS and its Director of Risk Management. Before joining WFS in August of 1997, Mr. Hewitt had a 17 year career as a federal regulator with both the Federal Home Loan Bank System and the Office of Thrift Supervision (OTS). Positions held during this time included Senior Supervisory Agent and Assistant Vice President with the Federal Home Loan Bank of Seattle and Assistant Regional Director with the OTS. He earned a BA from the University of Massachusetts and an MBA from Seattle University.

     MARK K. OLSON, Senior Vice President, Controller has been with the Company since December, 1995. He joined the Bank in 1991 as Accounting Systems Director and has held various positions since that time. Prior to joining the Bank, Mr. Olson was employed by what is now known as Ernst & Young LLP, independent auditors, an international accounting firm. Mark is a licensed Certified Public Accountant in the state of California and is a member of the American Institute of Certified Public Accountants.

     J. KEITH PALMER is Senior Vice President, Treasurer of WFS since 1995, and is Senior Vice President, Chief Financial Officer and Treasurer of the Bank, as well as Vice President and Treasurer of Westcorp, its holding company. Prior to joining the Bank in 1993, Mr. Palmer served as a Capital Markets Examiner with the Office of Thrift Supervision from 1991 to 1993. From 1986 to 1991, Mr. Palmer served in various capacities with the Office of Thrift Supervision. Mr. Palmer has worked in the banking industry for 13 years.

     C. WILLIAM THAXTON joined WFS Financial in October, 1997, as Senior Vice President and Director of Sales and Marketing. Mr. Thaxton's background includes over 27 years in the automobile indirect finance industry from East to West and points in between. The last six years were focused in the non-prime auto finance industry as President of Omni Financial in Memphis (December, 1996-October,
1997), ProCredit in Philadelphia (February-November, 1996) and YES Financial in Dallas (September, 1994-February, 1996), plus Vice President of Branch Operations with Franklin Acceptance in Maryland (1993-1994). Mr. Thaxton's prime auto finance experience included executive positions with Nissan Motor Acceptance in Torrance and Dallas, Security Pacific Auto Finance in Westlake Village and Concord, CA, Citicorp in Miami, Columbus and St. Louis, and General Electric in North Virginia, Atlanta and Miami. Mr. Thaxton's responsibilities and key leadership roles have included significant production positions in decentralized, regionalized and centralized environments at all those companies, Chief Credit Officer for NMAC, Business Development positions at General Electric and Citicorp, and various other staff and line roles with all companies.

     ANNE M. FITZGERALD serves as Vice President, Director of Human Resources. She joined the Bank in 1995 as Vice President, Director of Human Resources and was elected Vice President of the Company in January, 1996. Ms. FitzGerald has over 15 years experience in the Human Resources field, and spent the last 5 1/2 years, prior to joining Westcorp, working for Pepsi Cola, ultimately as Director of Human Resources. Previous experience includes various Human Resources positions working for Pier 1 Imports and Texas Instruments. Ms. FitzGerald holds her Masters in Labor and Industrial Relations from Michigan State University and her Masters in Business Administration from Southern Methodist University.

                             EXECUTIVE COMPENSATION

     The following table sets forth the names of the persons who were, at December 31, 1997, the chief Executive Officer of WFS and four most highly compensated Executive Officers of WFS other than the Chief Executive Officer (collectively, the "Named Executive Officers"). The Named Executive Officers received their compensation shown in the following table from WFS or a related company as noted.

                           SUMMARY COMPENSATION TABLE

     Compensation described in this table is compensation paid by WFS unless otherwise noted:

                                                                           LONG TERM COMPENSATION
                                                                     ----------------------------------
                                                                      WESTCORP       WFS
                                    ANNUAL COMPENSATION(1)             STOCK        STOCK       AWARDS
                             -------------------------------------   OPTIONS(4)   OPTIONS(5)   SARS(6)       ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR    SALARY    BONUS(2)   OTHER(3)    (SHARES)     (SHARES)    (SHARES)   COMPENSATION(7)
---------------------------  ----   --------   --------   --------   ----------   ----------   --------   ---------------
Ernest S. Rady............   1997   $420,000   $      0   $      0     50,000            0         N/A       $ 33,875(8)
  Chairman of the            1996    400,000    116,000    551,121     20,000       55,000           0         48,372
  Board of Directors         1995    369,984    148,100    181,703          0          N/A      50,000         30,010
Joy Schaefer..............   1997    268,740     80,622    152,109     15,000       35,000         N/A         24,540(9)
  President, Chief           1996    225,000     65,250    189,446     15,000       44,000           0         35,047
  Executive Officer,         1995    185,000     61,065          0      8,400          N/A      40,000         16,611
  Chief Operating Officer
  and a Vice Chairman of
  the Board of Directors
Andrey R. Kosovych........   1997    225,000    112,500          0     50,000            0         N/A              0
  Vice Chairman, Director    1996        N/A        N/A        N/A        N/A          N/A         N/A            N/A
                             1995        N/A        N/A        N/A        N/A          N/A         N/A            N/A
Lee A. Whatcott...........   1997    175,000     58,275          0     11,000       11,000         N/A         21,586(10)
  Executive Vice President   1996    149,790     43,440     22,900     10,000            0           0         30,248
  and Chief Financial
    Officer                  1995    104,133     34,676          0      4,200            0           0          6,684
James R. Dowlan...........   1997    242,500          0          0          0            0         N/A         29,640(11)
  Vice Chairman, Senior      1996    210,900     61,161    132,000     12,000       44,000           0         36,855
  Executive Vice President   1995    197,100     65,634    343,217          0            0      40,000         24,328

---------------
 (1) The compensation of Ms. Schaefer and Mr. Dowlan was paid by WFS Financial Inc. The compensation for Mr. Rady and Mr. Whatcott was paid by Westcorp. The compensation for Mr. Kosovych was paid by WestFin Securities Corporation, a subsidiary of Westcorp.

 (2) 1995 and 1996 Bonus restated for comparison using bonus earned in the year indicated and payable the following year.

 (3) Includes the spread between market price and exercise price on Westcorp options exercised, plus, for 1996, the $3.00 per share spread between market price and exercise price of WFS SARs exercised in 1996.

 (4) Stock options for shares of Westcorp, the parent company, awarded in the year indicated and exercisable in the future.

 (5) Stock options for shares of WFS awarded in the year indicated and exercisable in the future, and, in 1997, subject to shareholder approval of the Amended and Restated 1996 Stock Option Plan (the "WFS Plan"). Awards in 1996 were also conditioned upon the recipient's exercise of all his/her SARs.

 (6) SARs awarded by WFS pursuant to the SAR Plan for employees, employees who are directors and the independent directors. All SARs were exercised in 1996, and the SAR Plan discontinued.

 (7) Includes above market preferential interest accrued on salary deferral by executive under deferred compensation plans, plus Company contribution to EDP4 (described below), 401(k) and ESOP. A contribution of $2.42 million was funded for 1997 to the Savings Plan (401(k) and ESOP) which benefits other employees in addition to those named in the Table. The Plan is described below.

 (8) Includes $11,855 in accrued above-market earnings on deferred compensation plus $9,392 employer contribution to 401(k)/ESOP Plan plus $12,597 employer contribution to EDP4.

 (9) Includes $1,727 in accrued above-market earnings on deferred compensation plus $9,376 employer contribution to 401(k)/ESOP Plan plus $13,437 employer contribution to EDP4.

(10) Includes $3,454 in accrued above-market earnings on deferred compensation plus $9,381 employer contribution to 401(k)/ESOP Plan plus $8,750 employer contribution to EDP4.

(11) Includes $8,626 in accrued above-market earnings on deferred compensation plus $9,392 employer contribution to 401(k)/ESOP Plan plus $11,622 employer contribution to EDP4.

CERTAIN BENEFITS

     The Company adopted the WFS 1996 Stock Option Plan on June 28, 1996, and amended it on October 28, 1997, subject to stockholder approval. This Plan benefits employees and Directors in addition to those included in the Summary Compensation Table. WFS employees are also participants in the benefit plans provided by the Company's ultimate parent, Westcorp, whose Common Stock is listed for trading on the New York Stock Exchange under the trading symbol "WES". The description of various benefit plans which follows under the caption "Compensation Pursuant to Bank and Westcorp Plans" relate to such Westcorp plans.

  OPTION GRANTS

     The following table shows grants of stock options by Westcorp and by WFS to the Named Executive Officers during 1997 in respect of shares of Westcorp's and WFS' Common Stock, respectively.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table provides information on option grants in fiscal 1997 to the Named Executive Officers.

                                                                                       POTENTIAL REALIZED
                              WESTCORP        PERCENTAGE                                VALUE AT ASSUMED
                              OPTIONS          OF TOTAL                                 ANNUAL RATES OF
                               ("W")           OPTIONS      EXERCISE OR                STOCK APPRECIATION
                            WFS OPTIONS       GRANTED TO    BASE PRICE                  FOR OPTION TERM
                               ("WF")        EMPLOYEES IN   (PER SHARE)   EXPIRATION   ------------------
          NAME               GRANTED(1)      FISCAL 1997        ($)          DATE       5%($)     10%($)
          ----             --------------    ------------   -----------   ----------   -------    -------
Ernest S. Rady...........      50,000(W)        14.56%        $18.69      10/29/2004   380,434    886,576
                                    0(WF)         .00%           N/A             N/A       N/A        N/A
Joy Schaefer.............      15,000(W)         4.37%         18.69      10/29/2004   114,130    265,972
                               35,000(WF)       11.25%         13.00      10/28/2004   185,230    431,666
Andrey R. Kosovych.......      50,000(W)        14.56%         16.50      03/18/2002   227,931    503,670
                                    0(WF)         .00%           N/A             N/A       N/A        N/A
Lee A. Whatcott..........      11,000(W)         3.20%         18.69      10/29/2004    83,695    195,045
                               11,000(WF)        3.54%         13.00      10/28/2004    58,215    135,666
James R. Dowlan..........           0(W)          .00%           N/A             N/A       N/A        N/A
                                    0(WF)         .00%           N/A             N/A       N/A        N/A

---------------
(1) Westcorp and WFS options were each granted at the market price of the stock at the date of the grant.

  OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table summarizes pertinent information concerning the exercise of Westcorp and WFS stock options during 1997 by each of the Named Executive Officers and the fiscal year-end value of unexercised options in respect of Westcorp's and WFS's Common Stock.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                               NUMBER OF UNEXERCISED
                         NUMBER OF WESTCORP                      WESTCORP OPTIONS       VALUE OF UNEXERCISED
                         SHARES ACQUIRED ON                      ("W")/WFS OPTIONS          IN-THE-MONEY
                          EXERCISE ("W")(1)                          ("WF") AT                OPTIONS
                            NUMBER OF WFS         VALUE             12/31/97(#)            AT 12/31/97($)
                           SHARES ACQUIRED       REALIZED        EXERCISABLE("E")/          EXERCISABLE/
          NAME           (WF) ON EXERCISE(2)      ($)(3)       UNEXERCISABLE("U")(4)    UNEXERCISABLE(2)(4)
          ----           -------------------   ------------   -----------------------   --------------------
Ernest S. Rady..........           0(W)                0(W)          41,796E(W)            $  359,791E(W)
                                  0(WF)               0(WF)          77,266U(W)               126,337U(W)
                                                                    13,750E(WF)                    0E(WF)
                                                                    41,250U(WF)                    0U(WF)
Joy Schaefer............      11,576(W)        $ 152,109(W)          22,326E(W)               160,654E(W)
                                  0(WF)               0(WF)          33,206U(W)                55,587U(W)
                                                                    11,000E(WF)                    0E(WF)
                                                                    68,000U(WF)                    0U(WF)
Andrey R. Kosovych......           0(W)                0(W)               0E(W)                     0E(W)
                                  0(WF)               0(WF)          50,000U(W)                55,500U(W)
                                                                         0E(WF)                    0E(WF)
                                                                         0U(WF)                    0U(WF)
Lee A. Whatcott.........           0(W)                0(W)           7,079E(W)                37,567E(W)
                                  0(WF)               0(WF)          21,429U(W)                23,071U(W)
                                                                         0E(WF)                    0E(WF)
                                                                    11,000U(WF)                    0U(WF)
James R. Dowlan.........           0(W)                0(W)           9,560E(W)               61,457 E(W)
                                  0(WF)               0(WF)          11,591U(W)                27,275U(W)
                                                                    11,000E(WF)                    0E(WF)
                                                                    33,000U(WF)                    0U(WF)

---------------
(1) Westcorp Options.

(2) WFS Options

(3) Value of exercise of Options based on the closing price on the New York Stock Exchange of Westcorp Common Stock on December 31, 1997 ($16.875) and the closing price on NASDAQ of WFS Common Stock on December 31, 1997 ($11.25).

  EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     Westcorp executed employment contracts in 1987 with Mr. Dowlan who is currently a Director and a Named Executive Officer of the Company and Mr. Reese, who is currently a consultant and Director of the Company, certain provisions of which are triggered by a change in control. Under the agreements, Messrs. Dowlan and Reese are guaranteed salary for a period of 24 months from the initiation of change of control proceedings based on the average of the preceding three years' salary and bonus. The Company reserves the right to terminate the agreements for cause, which includes fraud or other misconduct of the employees.

     Westcorp executed a letter employment agreement with Mr. Kosovych in March, 1997. While employment is "at will" and subject to certain other terms, the agreement provides for him to receive six months of continued compensation, subject to certain terms, if his employment is terminated before the completion of one year. The agreement also provides for Westcorp stock option grants, pursuant to the 1991 Westcorp Stock Option Plan, of options relating to 50,000 shares to Mr. Kosovych.

     In addition, employment agreements dated February 27, 1998, between Ms. Schaefer and WFS, and Mr. Whatcott and Westcorp and WFS, contain change of control provisions under which Ms. Schaefer and Mr. Whatcott may be entitled to two years' compensation based on the average of the preceding three years' salary and bonus. WFS and/or Westcorp, as the case may be, reserves the right to terminate the agreements for cause.

  COMPENSATION PURSUANT TO BANK AND WESTCORP BENEFIT PLANS

     During 1997, the Company's Executive Officers participated in various benefit plans maintained by the Bank and Westcorp, as described in further detail below. WFS does not currently maintain any benefit plans independent of those discussed below as maintained by the Bank and Westcorp, except for the Amended WFS Plan, described above.

  EXECUTIVE DEFERRAL PLANS

     Certain senior Executives of WFS are eligible to participate in Westcorp's 1985 Executive Deferral Plan (the "1985 EDP"). A participant in the 1985 EDP may defer up to 75% of his or her gross annual salary and the participant's employer will match contributions up to 5% of the gross annual salary. After the seventh year of participation, the participant receives a lump sum distribution in the amount of the first four years' deferrals plus interest thereon. Through the lump sum distribution in year 7, interest on the deferred compensation and matching contributions in the 1985 EDP accrues at the Moody's Investor Service Seasoned Corporate Bond Rate ("Moody's Rate") plus 3%. Upon ten years participation in the 1985 EDP or retirement at the age of 65 or later, a participant's account yields a higher compound interest rate. Upon retirement at the later of reaching age 65 or 10 years in the 1985 EDP, interest accrues at the Moody's Rate plus 8%. The 1985 EDP also stipulates that benefits of the 1985 EDP may become 100% vested for all participants at the option of management if there is a hostile takeover or non-negotiated takeover, or acquisition of Westcorp by another company.

     Certain senior Executives of WFS are also eligible to participate in Westcorp's 1988 Executive Deferral Plan (the "1988 EDP"). A participant in the 1988 EDP may defer up to 5% of his or her base annual salary and the participant's employer will match contributions up to 5% of the base annual salary. Upon ten years participation in the 1988 EDP or retirement at the age of 65 or later, the participant is paid a monthly amount based on amounts deferred less certain amounts paid by the employer prior to such the tenth year of participation. Interest on deferred amounts and matching contributions accrues at the Moody's Rate plus 3%. The 1988 EDP also stipulates that benefits may become 100% vested for all participants at the option of management if there is a hostile takeover or non-negotiated takeover or acquisition of Westcorp by another Company.

     Certain senior Executives of WFS are also eligible to participate in Westcorp's 1992 Executive Deferral Plan (the "1992 EDP"). The 1992 EDP is similar to the 1985 and 1988 EDPs, except that participants can defer between 5% and 10% of his or her base annual salary but the employer makes no contributions in the 1992 EDP. Distributions to participants in the 1992 EDP upon termination, retirement and change in control of Westcorp differ from the terms of the 1985 and 1988 EDPs as follows: Upon termination of a participant's employment, his or her termination benefits are paid in a lump sum within 90 days. The amount of termination benefits depends on the number of years that the participant has participated in the 1992 EDP. If less than 2 years, the participant receives his or her account balance plus interest at the applicable interest rate minus 1%. If such participation is more than 2 years and less than 4 years, the participant receives his or her account balance plus interest at the applicable interest rate. If such participation is more than 4 years, then the participant receives his or her account balance plus interest at the applicable interest rate plus 1%.

     If a participant retires, the participant can elect to receive a lump sum of their account balance or equal monthly payments over a 5, 10 or 15 year period.

     In the event of a change in control a participant receives his or her distributions as if there was a termination. Change in control is defined as any person becoming the beneficial owner of 50% or more of Westcorp's voting stock; or during any 2 consecutive year period, individuals who at the beginning of such period constitute the Westcorp Board of Directors cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by Westcorp's shareholders of each new Director was approved by a vote of at least three-quarters of the Directors still in office who were Directors at the beginning of the period; or Westcorp is liquidated or consummates a merger or consolidation in which it is not the survivor; or substantially all of Westcorp's and its subsidiaries' assets, in the aggregate, are sold or otherwise transferred to parties which are not within the control group in which Westcorp is a member.

     The applicable interest rate payable on deferred compensation is the Moody's Rate.

     Effective September 1, 1995, Westcorp established a fourth Executive Deferral Plan ("EDP4") for certain participating Executives as determined by the Board of Directors. A participant in EDP4 may defer a portion of compensation from a minimum of $2,000 per year to a maximum of 10% of base annual salary. There is an employer match in EDP4 based upon business results and at the discretion of the Board of Directors.

     Additionally, employees required to take distribution from earlier EDP plans, may elect to defer an additional amount up to the distribution they are required to take. This additional deferral is not eligible for any Company matching provisions. All deferrals are eligible for interest payments and interest is credited to a participant's account at the Moody's Seasoned Corporate Bond Rate. Participant's distributions are intended to occur only at retirement age of 65, or 5 years of participation in EDP4, whichever is later, or at termination. Participants receiving distributions can elect to receive them paid out over five, ten or fifteen years or in a lump sum option. The Plan was amended in 1997 to allow greater flexibility in changing retirement elections in the year prior to planned retirement.

  WESTCORP STOCK OPTION PLAN

     1991 Stock Option Plan. The 1991 Stock Option Plan covers 3,150,000 shares of Westcorp Common Stock. Options granted under the 1991 Stock Option Plan may be either "incentive" or "non-qualified" options. Employees of Westcorp, as well as employees of WFS, and Directors of Westcorp, some of whom are also Directors of WFS, may participate in the 1991 Stock Option Plan. Options granted under the 1991 Stock Option Plan have five year terms, unless sooner terminated by reason of cessation of employment or permanent or total disability.

  CONSOLIDATED PLAN

     In 1990, Westcorp consolidated its Employee Stock Ownership and Salary Savings Plan and its Employee Stock Ownership Plan into the Westcorp Employee Stock Ownership and Salary Savings Plan (the "Consolidated Plan"). The Consolidated Plan is administered by an Administration Committee appointed by the board of Directors of Westcorp. All employees of WFS and its subsidiaries, other than employees covered under certain collective bargaining agreements, are eligible to participate in the Consolidated Plan after satisfaction of minimum service and age requirements. Each year the Bank may, in its discretion, make an ESOP contribution to the Consolidated Plan. Each participant is credited with one "unit" for each $100 in earnings paid to such participant by the employer in that year, and an additional "unit" for each full year of service to the employer. If the Bank makes an ESOP contribution, it is allocated to each participant's ESOP account maintained under the Consolidated Plan (the "ESOP Contribution Account") in the same proportion as such participant's "units" bear to the total number of "units" credited to all participants for that year. Eligible employees may also elect to contribute from 1.0% to 10.0% of their earnings to an account (the "Salary Savings Contribution Account"). Each year the employer may, in its discretion, make a matching employer contribution which is allocated to an account (the "Matching Contribution Account") for each participant that makes a salary savings contribution for such year. If the Bank makes a matching employer contribution, it is allocated to the matching contribution account in the same proportion that each such contribution of up to 6.0% of a participant's earnings bears to the total of all such contributions of up to 6.0% of participants' earnings. The Bank's annual contribution to a participant's ESOP Contribution Account and Matching Contribution Account, and a participant's contribution to such participant's Salary Savings Contribution Account, may not exceed in the aggregate the lesser of 25.0% of such participant's annual compensation or one-fourth of the dollar limitation established under Section 415(b)(1)(A) of the Code.

     The contributions of WFS or the Bank to a participant's ESOP Contribution Account are invested in Westcorp Common Stock or approved investments at the direction of the plan administrator. Each participant who has completed ten years of service and has attained the age of 55 may also direct the plan administrator to diversify the investments allocated to such participant's ESOP Contribution Account. A participant's contributions to his or her Salary Savings Contribution Account are invested by the plan administrator in fixed income, stock or other permitted investment alternatives selected by the participant. The plan administrator selects the investment alternatives for the amount contributed by the employer to the Matching Contribution Account. Interest, earnings, dividends, gains and losses are allocated to each participant's ESOP Contribution Account, Salary Savings Contribution Account and Matching Contribution Account, as the case may be, in the proportion such account bears to the total accounts of all participants in that investment alternative. Shares of Westcorp Common Stock allocated to any of a participant's accounts are voted in accordance with the proxy of such participant. Each participant is also entitled to direct the plan administrator regarding the exercise of rights, other than voting rights, arising in connection with shares of Westcorp Common Stock allocated to such participant's accounts.

     Participants have a 100% non-forfeitable interest in the value of their Salary Savings Contribution Account at all times. The participant's interest in his or her ESOP Contribution Account and Employer Matching Contribution Account becomes 20.0% vested after the completion of three calendar years of service. An additional 20.0% becomes vested each following year, until the participant completes 7 years of service and the participant's interests become fully vested. A participant is entitled to receive all benefits under the Consolidated Plan, whether or not vested, upon death, permanent disability, or retirement at age 65. Upon termination of employment for any other reason, participants will receive the full amount of their Salary Savings Contribution Account and the vested portions of their ESOP Contribution Account and Matching Contribution Account.

     In 1997, Westcorp made a $2.426 million contribution to the Consolidated Plan.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Company applies a consistent philosophy to compensation for all employees, including senior management. This philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common objectives.

COMPENSATION PHILOSOPHY

     Under the supervision of the Compensation Committee of the Board of Directors, the Company has developed and implemented compensation policies, plans and programs which seek to enhance the profitability of the Company, and thus shareholder value, by aligning closely the financial interests of the Company's senior managers with those of its shareholder. The Compensation Committee endorses the belief that stock ownership by management and the granting of stock options to senior Executives and key employees furthers that goal and fosters decision-making by its key employees with the Company's long-term safety and soundness in mind.

     The compensation plans and programs are structured to integrate pay with the Company's annual and long-term performance goals. The plans and programs are designed to recognize initiative and achievement and to assist the Company in attracting and retaining qualified Executives. In furtherance of these goals, annual base salaries are generally set at or below competitive levels so that the Company relies to a large degree on annual incentive compensation to attract and retain corporate Officers and other key employees with outstanding abilities and to motivate them to perform to the full extent of their abilities. For the longer term, incentive stock options may be awarded by the Company's ultimate parent, Westcorp, the stock of which is traded on the New York Stock Exchange or by WFS Financial, the stock of which is traded on NASDAQ. Incentive compensation is variable and closely tied to corporate, business unit and individual performance in a manner that encourages a sharp and continuing focus on building profitability and shareholder value. As a result of the increased emphasis on tying Executive compensation to corporate performance, in any particular year the total compensation of the Company's Executives may be more or less than the Executives of the Company's competitors, depending upon the Company's or the individual business unit's performance.

     In evaluating the performance and setting the incentive compensation of the Chief Executive Officer and other senior Executives, the Compensation Committee takes into account their consistent commitment to long-term success of the Company through conservative management of certain business units and aggressive management of other business units as dictated by existing and anticipated market conditions. Certainly the Compensation Committee expects and rewards recognition by the Chief Executive Officer and senior Executives of both adverse and advantageous market conditions for each of the Company's major divisions.

     At the beginning of each year, performance goals to determine annual incentive compensation are established for each business unit and for each Executive. Financial goals include overall profitability, loan volume growth, operating earnings, loan delinquency levels and return on equity and return on assets, cost controls and productivity. The most weight is given to profitability as it relates to established goals. Management goals were established at the beginning of 1997 for those Executives and managers who do not manage business units with direct financial goals. These goals were tailored to the particular functions required to be performed. After the close of each fiscal year, generally in January, performance against these goals and objectives is measured on both a predetermined arithmetic method and, to a certain extent, on subjective evaluation, in light of market conditions for the particular business unit. The results of these evaluations are then considered by the Compensation Committee when determining the amounts to be awarded (which appear as "Bonus" in the Summary Compensation Table).

     Certain business units of the Company performed in accordance with or in excess of budget, and the senior Executives of those businesses received full performance bonuses, while business units which did not meet performance goals resulted in lesser or no bonuses for their respective managers.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Ernest Rady served as Chairman and CEO through November 2, 1997. Mr. Rady continued through the year as Chairman and was succeeded in the CEO capacity by Joy Schaefer, who assumed those responsibilities in addition to the Vice Chairman, President and COO responsibilities.

     In determining the CEO compensation for 1997, the Compensation Committee discussed and considered all of the factors discussed above. In addition, targeted versus actual operating performance of the Company overall and various subjective performance criteria were utilized to determine base salary levels, targeted annual bonus and awards of stock option grants. In addition, the Compensation Committee evaluated peer compensation from a variety of surveys as well as information for the Company's size and location. Peer information for the Company's performance was obtained from Montgomery Securities as well as other sources including an analysis of annual proxy reports of like size and situated companies.

     The Compensation Committee considered the factors stated above in determining that no 1997 bonus award would be made to Mr. Rady. The Compensation Committee considered Ms. Schaefer's efforts toward the Company's progress in automation, centralization, process improvement and organizational design as well as performance during the last quarter of the year to determine her 1997 bonus award. The Committee established 1998 management objectives for the CEO and other key members of the Executive team.

STOCK OPTION GRANTS

     Westcorp, the holding company, uses stock options as long-term incentives and expects that it will continue to use this compensation alternative in the future. In 1991, Westcorp adopted, and the shareholders approved, a new stock option plan that made 3,150,000 shares of Common Stock of Westcorp available for just such purposes and is described above. The Westcorp Compensation Committee grants incentive stock options to employees of the Company and its subsidiaries and views such grants less as compensation and more as an incentive mechanism. Limited grants were made in 1997 to some Executives as shown in the Summary Compensation Table, and to other key employees, which are in the appropriate tables.

     WFS established a similar stock option plan in 1996. An amendment to the Plan is described above under the caption "Amended and Restated WFS 1996 Stock Option Plan Proposal." A Registration Statement on Form S-8 was filed with the Securities and Exchange Commission on November 13, 1997, to reflect an increase to 1,100,000 in the number of shares subject to the Plan.

OTHER COMPENSATION PLANS

     Other compensation benefits have from time to time been established for the benefit of senior Executives and other managers and Officers of the Company, each of which are discussed in the above materials. The results of these compensation plans on the most highly compensated Executives are reflected in the Compensation Table.

POLICY REGARDING COMPLIANCE WITH I.R.C. SEC. 162(M)

     Section 162(m) of the Internal Revenue Code, as enacted by the Omnibus Budget Reconciliation Act of 1993, provides in general that, beginning in 1994, compensation paid to certain Executives of publicly held corporations will not be deductible for federal income tax purposes to the extent it exceeds $1,000,000 per year unless certain conditions are met. It is the present policy of the Compensation Committee that individual compensation shall not exceed the deductibility requirements of Internal Revenue Code, Section 162(m) and the Company intends to take the necessary steps to comply, but also reserves the right to enter into incentive and other compensation arrangements that do not so comply when it determines that the benefits to the Company outweigh the cost of the possible loss of federal income tax deductions.

                                          COMPENSATION COMMITTEE

                                          Howard C. Reese, Chairman
                                          Bernard E. Fipp
                                          Duane A. Nelles

                         STOCK PRICE PERFORMANCE GRAPH

     Set forth below is a line graph depicting the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S & P Small Cap 600 Index and a compiled peer group (NASDAQ Financial Index) for the period commencing August 8, 1995, (the date of initial registration of the Company's securities for public sale), for the Company's stock, and July 31, 1995, for the index, and ending December 31, 1997.

     The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Westcorp specifically incorporated this information by reference, and shall not otherwise be deemed filed under such Acts.

                COMPARISON OF 29 MONTH CUMULATIVE TOTAL RETURN*

             AMONG WFS FINANCIAL INC, THE S & P SMALL CAP 600 INDEX
                         AND THE NASDAQ FINANCIAL INDEX

        MEASUREMENT PERIOD                                S&P SMALLCAP           NASDAQ
      (FISCAL YEAR COVERED)           WFS FINL INC             600              FINANCIAL
8/9/95                                   100.00              100.00              100.00
DEC-95                                   107.44              105.25              116.70
DEC-96                                   120.45              127.69              149.59
DEC-97                                    68.18              160.36              229.58

* $100 invested on 8/09/95 in stock or on 7/31/95 in index -- including reinvestment of dividends. Fiscal year ending December 31.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH AFFILIATES

  SENIOR NOTE

     The principal amount due under the Senior Note payable to the Bank is $125 million. The Senior Note provides for principal payments of $25 million per year, commencing on April 30, 1999 and continuing through its final maturity, April 30, 2003. Interest payments on the Senior Note are due quarterly, in arrears, calculated at the rate of 7.25% per annum. The Senior Note is not secured. Pursuant to the terms of the Senior Note, WFS agreed that until the Senior Note is paid in full, WFS will not incur any other indebtedness which is senior to the obligations evidenced by the Senior Note except for (i) indebtedness collateralized or secured under the Line of Credit described below and (ii) indebtedness for similar types of warehouse lines of credit.

  PROMISSORY NOTE

     WFS borrowed $50 million from the bank under the terms of the Promissory Note dated August 1, 1997. The Promissory Note provides for principal payments in two equal annual installments of $25 million per year, commencing on July 31, 2001. Interest payments on the Promissory Note are due quarterly, in arrears, calculated at the rate of 9.42% per annum. Pursuant to the terms of the Promissory Note, WFS may not incur any other indebtedness which is senior to the obligations evidenced by the Promissory Note except for (i) indebtedness under the Senior Note (ii) indebtedness collateralized or secured under the Line of Credit and (iii) indebtedness for similar types of warehouse lines of credit. The Promissory Note had interest expense of $2.0 million for 1997.

  LINE OF CREDIT

     The Line of Credit extended by the Bank permits WFS to draw up to $600 million as needed to be used in its operations. WFS does not pay a commitment fee for the Line of Credit. The term of the Line of Credit commenced on May 1, 1995 and terminates on December 31, 1999 except that such term may be extended by WFS for additional periods up to 56 months under certain conditions. When secured, the Line of Credit carries an interest rate equal to the Federal composite commercial paper rate plus 10 basis points, with the margin increasing to 50 basis points to the extent the obligation is not secured. Interest on the amount outstanding under the Line of Credit is paid monthly, in arrears, and is calculated on the average amount outstanding that month. The Bank has the right under the Line of Credit to refuse to permit additional amounts to be drawn on the Line of Credit if, in the Bank's discretion, the amount sought to be drawn will not be used to finance the Company's purchase of contracts or other working capital requirements. At December 31, 1997, no amounts were outstanding on the Line of Credit. The average amount outstanding during 1997 was $107 million.

  SHORT TERM INVESTMENTS-PARENT

     WFS also invests its excess cash at the Bank under an Investment Agreement. The Bank pays WFS an interest rate equal to the Federal composite commercial paper rate on this excess cash. The weighted average interest rate was 5.78% and 5.53% for 1997 and 1996, respectively. The average balance of the excess cash was $30.0 million and the interest income earned was $1.7 million during 1997. At December 31, 1997, WFS held $135 million of excess cash with the Bank under the Investment Agreement.

  WFS REINVESTMENT CONTRACT

     The Bank has entered into the WFS Reinvestment Contract ("RIC") pursuant to which WFS receives all of the cash flows from the trusts of the securitization transactions undertaken by WFS and the cash in each spread account for such transactions to further invest as WFS determines, including to use in its business activities. Under the terms of the RIC, WFS is obligated to pay to the Bank all sums due from the Bank, when due by the Bank, under the terms of the various reinvestment contracts to which the Bank is a party as to each securitization transaction. The Bank is obligated pursuant to an agreement between the Bank and FSA to provide collateral as a condition of the various reinvestment contracts of the Bank being deemed eligible investments for the trusts' cash flows and the spread account funds. As consideration to the Bank for providing that collateral, WFS pays to the Bank a fee equal to 12.5 basis points of the amount of collateral pledged by the Bank. During 1997, WFS paid to the Bank $0.7 million for its use of collateral. Unless earlier terminated, the term of the RIC is perpetual for so long as the RIC constitutes an eligible investment as defined in any agreement related to each of the securitization trusts. During 1997, the average amount outstanding on the RIC was $501 million. At December 31, 1997, the outstanding balance was $612 million.

  TAX SHARING AGREEMENT

     WFS and its subsidiaries (WFAL, WFAL2 and WFSII) are parties to a tax sharing agreement with Westcorp, the Bank and other subsidiaries of Westcorp, pursuant to which a consolidated federal tax return is filed for all of the parties to the agreement. Under the agreement, the tax due by the group is allocated to each member based upon the relative percentage of each member's taxable income to that of all members. Each member pays to Westcorp its estimated share of that tax liability when otherwise due, but in no event may the amount paid exceed the amount of tax which would have been due if a member were to file a separate return. A similar process is used with respect to state income taxes, for those states which permit the filing of a consolidated or combined return. Tax liabilities to states which require the filing of separate tax returns for each company are paid by each company. The term of the tax sharing agreement commenced on the first day of the consolidated return year beginning January 1, 1994 and continues in effect until the parties to the tax sharing agreement agree in writing to terminate it. See "Note K -- Income Taxes" to WFS' Consolidated Financial Statements.

  MANAGEMENT AGREEMENTS

     WFS has entered into certain management agreements with the Bank and Westcorp pursuant to which WFS pays its allocated portion of certain costs and expenses incurred by the Bank and Westcorp with respect to services or facilities of the Bank and Westcorp used by WFS or its subsidiaries, including their principal office facilities, field offices of WFS and overhead and employee benefits pertaining to Bank and Westcorp employees who also provide services to WFS or its subsidiaries. Additionally, as part of these management agreements, the Bank and Westcorp have agreed to reimburse WFS for similar costs incurred. The management agreements may be terminated by any party upon 5 days prior written notice without cause, or immediately in the event of the other party's breach of any covenant, obligation, or duty contained in the applicable management agreement or for violation of law, ordinance, statute, rule or regulation governing either party to the applicable management agreement.

     The Company has entered into an agreement with Westran Services Corp. ("Westran"), which is a subsidiary of Westcorp, to receive travel related services. The Company believes that the services rendered by Westran are reasonable and representative of what such costs would have been had WFS used an unaffiliated entity for such services. Chairman of the Board, Ernest S. Rady, and entities controlled by him, purchased travel-related services from Westran in the approximate amount of $38,000. The Company believes that Westran was paid a fair value for those services.

TRANSACTIONS WITH MANAGEMENT

     WFS leases office space for its Encino, California office from Insurance Company of the West ("ICW"), an affiliate of Mr. Rady, Chairman of WFS, the Bank and Westcorp. The basic annual rent is adjusted annually and includes a portion of direct operating expenses. The Encino lease arrangement expires in 2001. The Company paid $169,148 in rent to ICW in 1997.

     The Kearny Mesa Business Center is landlord to WFS' office in San Diego. Kearny Mesa Business Center is an affiliate of Mr. Rady. The total amount paid in 1997 pursuant to this lease, which expires in 2001, was $47,334.

RELATIONSHIP WITH THE BANK AND ITS AFFILIATES

     In the opinion of the Company, the transactions described herein under the caption "Transactions with Affiliates" have been on terms no less favorable to WFS than could be obtained from unaffiliated parties, notwithstanding that the transactions were not negotiated at arm's length. However, the transactions were approved by the entire Boards of Directors of WFS, the Bank and Westcorp, including all of their respective independent directors. Furthermore, any future transactions with the Bank or affiliated persons will continue to be approved by a majority of disinterested directors of the Company. See "Supervision and Regulation -- Westcorp".

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                             AND MANAGEMENT -- WFS

     The following table sets forth, as of December 31, 1997, certain security ownership information as to (a) the person who is beneficial owner of more than 5% of the outstanding shares of the Common Stock, (b) each Director and nominee of the Company, (c) each of the Named Executive Officers and (d) all Officers and Directors of the Company as a group. Management knows of no person in this group, other than the person set forth below, who owns more than 5% of the outstanding shares of Common Stock.

                                                                             SHARES OF COMMON
                                                                               STOCK OF WFS
                                                                               BENEFICIALLY
                                                                               OWNED AS OF
                                                                               DECEMBER 31,     PERCENT OF
    NAME OF BENEFICIAL OWNER                  POSITION WITH WFS                 1997(1)(2)        CLASS
    ------------------------                  -----------------              ----------------   ----------
Ernest S. Rady                    Chairman of the Board and Director              24,750            --(3)
Joy Schaefer                      Vice Chairman of the Board of Directors,        17,700            --(3)
                                  President, Chief Executive Officer and
                                  Chief Operating Officer
Andrey R. Kosovych                Vice Chairman of the Board of Directors         33,100            --(3)
Lee A. Whatcott                   Executive Vice President and Chief                   0           N/A
                                  Financial Officer
James R. Dowlan                   Vice Chairman of the Board of Directors,        12,000            --(3)
                                  Senior Executive Vice President
Howard C. Reese                   Vice Chairman of the Board of Directors         12,833            --(3)
Bernard E. Fipp                   Director                                             0           N/A
Duane A. Nelles                   Director                                         3,300            --(3)
Stanley E. Foster                 Director                                        10,000            --(3)
Directors and Executive Officers                                                 114,233            --(3)
  as a Group (17 persons)

---------------
(1) As of December 31, 1997, the Bank owns 83.7% of the Common Stock of the Company and Westcorp owned 100% of the Common Stock of the Bank; therefore, such indirect ownership of Management, Directors and nominees through their ownership of Westcorp Common Stock is set forth separately in the chart below.

(2) Includes present rights to acquire shares pursuant to the exercise of stock options within 60 days of December 31, 1997.

(3) The percentages are calculated on the basis of the number of shares outstanding. All shares are Common Stock. The Directors and Officers, as a group, own less than 0.45%.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                           AND MANAGEMENT -- WESTCORP

     The Bank currently owns 83.7% of the shares of WFS' Common Stock. Under California law, the Bank will, therefore, be able, acting alone, to elect the entire Board of Directors of the Company and to control the vote on matters submitted to a vote of the Company's stockholders, including extraordinary corporate transactions. The Bank is wholly-owned by Westcorp and Mr. Rady controls approximately 62% of Westcorp. The following table reflects the ownership of Westcorp Common Stock as of December 31, 1997, by the Named Executive Officers and the Directors and Executive Officers of WFS as a group.

                                                                            AMOUNT AND
                                                                            NATURE OF
                                                                            BENEFICIAL      PERCENT
      NAME OF BENEFICIAL OWNER                POSITION WITH WFS             OWNERSHIP     OF CLASS(1)
      ------------------------        ----------------------------------    ----------    -----------
Ernest S. Rady                        Chairman of the Board                 16,271,368(2)    61.89%
Joy Schaefer                          Vice Chairman of the Board,               34,645(3)     0.13
                                      President,
                                      Chief Executive Officer, Chief
                                      Operating Officer and Director
Howard C. Reese                       Vice Chairman of the Board,               50,393(4)     0.19
                                      Director
Andrey R. Kosovych                    Vice Chairman of the Board of              5,000          --(8)
                                      Directors
Bernard E. Fipp                       Director                                       0         N/A
Duane A. Nelles                       Director                                   2,205          --(8)
Stanley E. Foster                     Director                                 165,741(5)    0.630
Lee A. Whatcott                       Executive Vice President, Chief           14,466(6)       --(8)
                                      Financial Officer
James R. Dowlan                       Vice Chairman of the Board, Senior        54,521(7)     0.21
                                      Executive Vice President and
                                      Director
All Directors and Executive                                                 16,632,264        63.3
  Officers as a group (17 persons)

---------------
(1) The percentages are calculated on the basis of the number of shares outstanding, plus the number of shares which such person or group has a present right to acquire pursuant to the exercise of stock options within 60 days of December 31, 1997. All shares are Common Stock.

(2) Includes beneficial ownership of 41,796 shares which may be acquired within 60 days of December 31, 1997, pursuant to stock options awarded under stock option plans plus vested ESOP/401K shares as of November 30, 1997. Mr. Rady disclaims beneficial ownership of 36,015 shares owned by the DHM Trust #2.

(3) Includes beneficial ownership of 22,326 shares which may be acquired within 60 days of December 31, 1997, pursuant to stock options awarded under stock option plans plus vested ESOP/401K shares as of November 30, 1997.

(4) Includes beneficial ownership of 6,328 shares which may be acquired within 60 days of December 31, 1997, pursuant to stock options awarded under stock option plans plus vested ESOP/401K shares as of November 30, 1997.

(5) Includes beneficial ownership of 5,915 shares which may be acquired within 60 days of December 31, 1997, pursuant to stock options awarded under stock option plans.

(6) Includes beneficial ownership of 7,079 shares which may be acquired within 60 days of December 31, 1997, pursuant to stock options awarded under stock option plans plus vested ESOP/401K shares as of November 30, 1997.

(7) Includes beneficial ownership of 9,560 shares which may be acquired within 60 days of December 31, 1997, pursuant to stock options awarded under stock option plans plus vested ESOP/401K shares as of November 30, 1997.

(8) Less than 0.06%.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's Directors and Executive Officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Officers, Directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during the 1997 fiscal year, all filing requirements applicable to its Officers, Directors and greater than 10% beneficial owners were complied with.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                             WHO ARE NOT MANAGEMENT

     As of March 23, 1998, no person or group other than the Bank, and, indirectly, Mr. Rady was known to the Company to have owned beneficially more than 5% of the outstanding shares of the Company's Common Stock. However, on January 17, 1998, a Schedule 13G was filed stating that Wellington Management Company, LLP, (71 State Street, Boston, MA 02109) in its capacity as investment adviser, may be deemed to beneficially own 1,564,400 shares (6.09%) of the Company which are held of record by its clients. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. No such client is known to have such right or power with respect to more than 5% of such securities.

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Upon recommendation of the Audit Committee, the international accounting firm of Ernst & Young, certified public accountants, serves the Company as its auditors at the direction of the Board of Directors of the Company. One or more representatives of Ernst & Young are expected to be present at the Meeting and will have an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

     This matter is not required to be submitted for shareholder approval, and although shareholder approval is not binding, the Board of Directors has elected to seek ratification by the affirmative vote of a majority of the shares represented and voted at the Meeting.

               SHAREHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

     Shareholders who wish to present proposals for action at the 1999 Annual Meeting should submit their proposals in writing and in conformance with the bylaws to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement. Proposals must be received by the Secretary no fewer than 30 days, nor more than 60 days, prior to the date of the scheduled annual meeting for inclusion in next year's Proxy Statement and proxy card. The scheduled date of the Annual Meeting may be obtained from the Secretary after January 1, 1999.

                         ANNUAL REPORT TO SHAREHOLDERS

     The Annual Report to Shareholders of the Company for the year ended December 31, 1997, including audited consolidated financial statements, has been mailed to the shareholders, but such report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material.

                                 OTHER MATTERS

     The Management of the Company does not know of any other matters which are to be presented for action at the Meeting. Should any other matters come before the Meeting or any adjournment thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their judgments.

                           ANNUAL REPORT ON FORM 10-K

     A copy of the Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (exclusive of Exhibits), is included in the Annual Report. An additional copy will be furnished without charge to any person from whom the accompanying proxy is solicited upon written request to Harriet Burns Feller, Esq., WFS Financial Inc, 23 Pasteur Road, Irvine, California 92618. If Exhibit copies are requested, a copying charge of $.20 per page will be made.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Harriet Burns Feller
                                          Secretary

Irvine, California
March 25, 1998

  SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR
                        COOPERATION WILL BE APPRECIATED.

REVOCABLE PROXY

                               WFS FINANCIAL INC
                                23 Pasteur Road
                            Irvine, California 92618

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL
       MEETING OF THE SHAREHOLDERS OF WFS FINANCIAL INC ON APRIL 29, 1998

     The undersigned appoints Ernest S. Rady (and in his absence or inability to serve, Joy Schaefer as alternate proxy) with the power to appoint his substitute, as proxy and hereby authorizes him and his alternate to represent and to vote all of the shares of Common Stock held of record by and standing in the name of the undersigned on March 10, 1998, at the Annual Meeting of Shareholders of WFS FINANCIAL INC to be held April 29, 1998, or any adjournment thereof, in accordance with the instructions below and IN FAVOR OF ANY PROPOSAL AS TO WHICH NO INSTRUCTION IS INDICATED.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY BEING PRESENT AT THE ANNUAL MEETING AND ELECTING TO VOTE IN PERSON.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.


                          (PROXY CONTINUED ON REVERSE)
-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                              Please mark your
                                                              votes as indicated
                                                              in this example.
                                                              [X]

                                                                     WITHHOLD         WITHHOLD
                                                                     AUTHORITY        AUTHORITY
                                                                    TO VOTE FOR    TO VOTE FOR ANY
                                                         FOR        ALL NOMINEES      INDIVIDUAL
                                                                    LISTED BELOW       NOMINEE
1.   ELECTION OF DIRECTORS

     Nominees:  Bernard E. Fipp,                         [ ]            [ ]               [ ]
                Stanley E. Foster and
                Duane A. Nelles to serve as
                Class II Directors of the Company.

     WITHHOLD AUTHORITY to vote for any INDIVIDUAL nominee. (Write name of such nominee below.)

                                                         FOR        ALL NOMINEES      INDIVIDUAL

2.   RATIFICATION OF THE APPOINTMENT OF ERNST            [ ]            [ ]               [ ]
     & YOUNG AS THE INDEPENDENT AUDITORS
     OF THE COMPANY FOR FISCAL YEAR 1998.

                                                         FOR        ALL NOMINEES      INDIVIDUAL
3.   Approve the adoption of the Amended and             [ ]            [ ]               [ ]
     Restated WFS 1996 Stock Option Plan.

4.   OTHER BUSINESS. In accordance with the recommendation of the Company's
     Board of Directors, the Proxy is authorized to vote upon such other business as may properly come before the Meeting and any adjournments thereof.


I expect to attend the Meeting. [ ]

Number of Shares Owned:

Signature(s)                                    Date
             --------------------------------        --------------------------

Please date this Proxy and sign your name exactly as it appears on your stock certificate(s). When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give the full title as such. If a corporation, please sign in full corporate name by President or other authorized Officer. If a partnership, please sign in partnership name by authorized person.


                              FOLD AND DETACH HERE